UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Brickell Biotech, Inc.

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This Amendment No. 1 (this “Amendment”) amends the definitive proxy statement (as amended, the “Proxy Statement”) previously filed by Brickell Biotech, Inc. (the “Company) with the Securities and Exchange Commission (the “SEC”) on March 30, 2020.

Except as otherwise set forth below, the information set forth in the Proxy Statement remains unchanged and is incorporated by reference as relevant into this Amendment. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Proxy Statement.
Changes to Proxy Statement
The second paragraph under the heading “ELECTION OF DIRECTORS” on page 7 of the Proxy Statement is hereby amended and supplemented with the deletion of the stricken language and the addition of the underlined language below:

Following the consummation of the Merger, we established three classes of directors serving staggered three-year terms. On April 1, 2020, our Board amended the Bylaws in order to reduce the number of directors on the Board from seven to six and concurrently amended Article II, Section 1 of the Bylaws to remove the requirement that the Board be comprised of an odd number of directors. Our Board is presently comprised of six directors ~~and one vacancy~~. Class I currently consists of two directors, Class II currently consists of one director and Class III currently consists of three directors. The Company did not hold an Annual Meeting of Stockholders in 2019. Consequently, two Class I directors are to be elected at this Annual Meeting to serve until our 2023 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity, and three Class III directors are to be elected at the Annual Meeting to serve until our 2022 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity. The term of the Class II director expires at our 2021 Annual Meeting of Stockholders.
Important Additional Information
In connection with the Annual Meeting of Stockholders of the Company scheduled for April 20, 2020 (the “Annual Meeting”), the Company has filed the Proxy Statement with the SEC. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the Annual Meeting. Before making any voting decisions on the proposals included in the Proxy Statement, stockholders of the Company are urged to read the Proxy Statement, which is available at the SEC’s website (http://www.sec.gov), and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, as they will contain important information about the Annual Meeting.
Stockholders of the Company will be able to obtain a free copy of the Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that are incorporated by reference therein can also be obtained, without charge, by directing a request to Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, CO 80301, Attention: Andrew D. Sklawer; telephone: (720) 505-4755, or from the Company’s website, www.brickellbio.com.